As filed with the Securities and Exchange Commission on April 4, 2001
                                        Registration Statement No. 333-_________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             Registration Statement
                                      Under
                           The Securities Act Of 1933

                                SYSCO CORPORATION
             (Exact name of registrant as specified in its charter)

          Delaware                                            74-1648137
          --------                                         -------------
 (State or other jurisdiction                              (I.R.S. Employer
 of incorporation or organization)                         Identification No.)

                 1390 Enclave Parkway, Houston, Texas 77077-2099
               (Address of Principal Executive Offices) (Zip Code)

                    Guest Supply, Inc. 1993 Stock Option Plan
                Guest Supply, Inc. 1996 Long-Term Incentive Plan
                            (Full title of the plan)
                               -------------------

                       Michael C. Nichols, Vice President,
                     General Counsel and Assistant Secretary
                                SYSCO Corporation
                              1390 Enclave Parkway
                            Houston, Texas 77077-2099
                                 (281) 584-1390
 (Name, address and telephone number, including area code, of agent for service)
                               -------------------

                                    Copy to:
                           B. Joseph Alley, Jr., Esq.
                            Arnall Golden Gregory LLP
                            2800 One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309-3450
                                 (404) 873-8500

                         CALCULATION OF REGISTRATION FEE
========================================================================================================================

Title  of  each  class                             Proposed maximum             Proposed maximum         Amount of
of  securities  to  be      Amount  to  be         offering   price   per       Aggregate offering       registration
registered                  registered (1)         share (2)                    Price (2)                fee(2)
------------------------------------------------------------------------------------------------------------------------
Common  Stock,   $1.00
par value                       571,920                     $26.19              $ 14,978,584.80          $  3,744.65
========================================================================================================================


(1)  Pursuant to Rule  416(a),  also covers  additional  securities  that may be
     offered  as  a  result  of  stock  splits,   stock   dividends  or  similar
     transactions.

(2) Calculated pursuant to Rules 457(c) and 457(h), based upon the average of the high and low prices of SYSCO's common stock on March 29, 2001 as quoted on The New York Stock Exchange.

                                EXPLANATORY NOTE

     On March 12,  2001,  Sysco Food  Services of New Jersey,  Inc.,  a Delaware
corporation and wholly owned subsidiary of Sysco Corporation ("SYSCO"), completed its exchange offer for all of the outstanding shares of Guest Supply, Inc., a New Jersey corporation ("Guest Supply"), common stock at an exchange ratio of 0.9564 shares of SYSCO common stock for each share of common stock of Guest Supply validly tendered prior to the expiration of the offer, pursuant to that certain Merger Agreement and Plan of Reorganization dated as of January 22, 2001 among SYSCO, Guest Supply and Sysco Food Services of New Jersey, Inc. (the "Merger Agreement").

     On March 15, 2001, Guest Supply became a wholly owned subsidiary of SYSCO as a result of the merger of Sysco Food Services of New Jersey, Inc. with and into Guest Supply, with Guest Supply being the surviving corporation. Pursuant to the Merger Agreement, each option to purchase shares of Guest Supply common stock that remained outstanding immediately before the Effective Time (as defined in the Merger Agreement) was, as a result of the Merger, assumed by SYSCO and converted, effective as of the Effective Time, into an option to purchase SYSCO common stock in accordance with the Merger Agreement.

     This Registration Statement relates to 571,920 shares of SYSCO common stock, par value $1.00 per share, that may be issued from time to time under the Guest Supply 1993 Stock Option Plan and 1996 Long Term Incentive Plan, from and after March 15, 2001. Of the total of 571,920 shares, 318,478 shares are allocated for the 1993 Stock Option Plan and 253,442 shares are allocated for the 1996 Long Term Incentive Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference. The following documents are incorporated by reference in this Registration Statement:

     (a) SYSCO's Annual Report on Form 10-K for the fiscal year ended July 1, 2000.

     (b) SYSCO's Quarterly Reports on Form 10-Q for the quarters ended September 30, 2000 and December 30, 2000.

     (c)  SYSCO's Current Report on Form 8-K filed on August 3, 2000.

     (d)  SYSCO's Current Report on Form 8-K filed on October 20, 2000.

     (e)  SYSCO's Current Report on Form 8-K filed on October 26, 2000.

     (f)  SYSCO's Current Report on Form 8-K Filed on November 6, 2000.

     (g)  SYSCO's Current Report on Form 8-K filed January 16, 2001.

     (h)  SYSCO's Current Reports on Form 8-K filed January 22, 2001.

     (i)  SYSCO's Current Report on Form 8-K filed January 23, 2001.

     (j)  SYSCO's Current Report on Form 8-K filed February 5, 2001.

     (k)  SYSCO's Current Report on Form 8-K filed March 1, 2001.

     (l)  SYSCO's Current Report on Form 8-K filed March 5, 2001.

     (m)  SYSCO's Current Report on Form 8-K filed March 7, 2001.

     (n)  SYSCO's Current Report on Form 8-K filed March 14, 2001.

     (o) The description of SYSCO's common stock contained in SYSCO's registration statement on Form 8-A filed under Section 12 of the Securities
Exchange Act of 1934, and any amendment or report filed for the purpose of updating such description, as updated by the description of capital stock contained in SYSCO's Current Report on Form 8-K filed on October 26, 2000.

     All documents subsequently filed by SYSCO pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Certain legal matters will be passed upon for SYSCO by Arnall Golden Gregory LLP, Atlanta, Georgia. Jonathan Golden, the sole stockholder of Jonathan Golden P.C. (a partner of Arnall Golden Gregory LLP), is a director of SYSCO. As of March 31, 2001, attorneys with Arnall Golden Gregory LLP beneficially owned an aggregate of approximately 160,000 shares of SYSCO's common stock.

Item 6.  Indemnification of Directors and Officers.

     SYSCO is a Delaware corporation. Section 145 of the Delaware General Corporation Law provides for indemnification of officers, directors and other persons for losses and expenses incurred under certain circumstances. SYSCO's Restated Certificate of Incorporation provides for indemnification to the fullest extent permitted by Section 145 of the Delaware General Corporation Law. Pursuant to SYSCO's Bylaws, SYSCO maintains insurance on behalf of, and may indemnify, officers, directors, employees and agents of SYSCO against any liability asserted against them or incurred by them in any such capacity, or arising out of their status as such.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

Exhibit No.       Exhibit
-----------       -------
4(a)              Restated Certificate of Incorporation (Incorporated
                  by reference  to Exhibit  3(a) to the  Registrant's
                  Annual Report on Form 10-K for the fiscal year ended June 28, 1997).

4(b) Certificate of Amendment of Certificate of Incorporation increasing authorized shares (Incorporated by reference to Exhibit 3(d) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended January 1, 2000).

4(c) Amended and Restated Bylaws of SYSCO Corporation as amended May 12, 1999 (Incorporated by reference to Exhibit 3(b) to the Registrant's Annual Report on Form 10-K for the fiscal year ended July 3, 1999).

4(d)              Form  of  Amended   Certificate   of   Designation,
                  Preferences and Rights of Series A Junior Participating Preferred Stock (Incorporated by reference to Exhibit 3(c) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 29, 1996).

4(e) Senior Debt Indenture, dated as of June 15, 1995 between SYSCO Corporation and First Union National Bank, as Trustee (Incorporated by reference to
                  Exhibit 4(a) to the Registrant's Registration Statement on Form S-3 (No. 333-52897)).

4(f) First Supplemental Indenture, dated as of June 27, 1995, between SYSCO Corporation and First Union National Bank, Trustee, as amended (Incorporated by reference to Exhibit 4(e) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 29, 1996).

4(g) Second Supplemental Indenture, dated as of May 1, 1996, between SYSCO Corporation and First Union National Bank, Trustee, as amended (Incorporated by reference to Exhibit 4(f) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 29, 1996).

4(h) Third Supplemental Indenture, dated as of April 25, 1997, between SYSCO Corporation and First Union National Bank, Trustee (Incorporated by reference to Exhibit 4(g) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 28,
                  1997).

4(i) Fourth Supplemental Indenture, dated as of April 25, 1997, between SYSCO Corporation and First Union National Bank, Trustee (Incorporated by reference to Exhibit 4(h) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 28,
                  1997).

4(j) Fifth Supplemental Indenture, dated as of July 27, 1998, between SYSCO Corporation and First Union National Bank, Trustee (Incorporated by reference to Exhibit 4(h) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 27,
                  1998).

4(k) Sixth Amendment and Restatement of Competitive Advance and Revolving Credit Facility Agreement dated May 31, 1996 (Incorporated by reference to Exhibit 4(a) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 27, 1996).

4(l) Agreement and Seventh Amendment to Competitive Advance and Revolving Credit Facility Agreement dated as of June 27, 1997 (Incorporated by reference to Exhibit 4(a) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 28, 1997).

4(m) Agreement and Eighth Amendment to Competitive Advance and Revolving Credit Facility Agreement dated as of June 28, 1998 (Incorporated by reference to Exhibit 4(c) to the Registrant's Annual Report on Form 10-K for the fiscal year ended July 3, 1999).

4(n) Agreement and Ninth Amendment to Competitive Advance and Revolving Credit Facility Agreement dated as of December 1, 1999 (Incorporated by reference to Exhibit 4(j) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended January 1, 2000).

5* Opinion of Arnall Golden Gregory LLP regarding legality.

15*               Letter  from  Arthur  Andersen  LLP  re:  Unaudited
                  Financial Statements.

23.1* Consent of Arnall Golden Gregory LLP (Included as part of Exhibit 5 hereto).

23.2*             Consent of Arthur Andersen LLP.

24*               Power  of  Attorney  (included   as  part  of   the
                  signature page hereto).
------------------
*        Filed herewith.

Item 9.  Undertakings.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii)To include  any  material  information  with  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such internal financial information.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on April 2, 2001.

                                       SYSCO CORPORATION

                                       By: /s/ Charles H. Cotros
                                           -------------------------------------
                                           Charles H. Cotros
                                           Chairman and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles H. Cotros, John K. Stubblefield, Jr. and Richard J. Schnieders and each of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Name                                        Title                                 Date

/s/ Charles H. Cotros                Chairman and Chief Executive Officer              April 2, 2001
------------------------------       (Principal Executive Officer)
Charles H. Cotros

/s/ John K. Stubblefield, Jr.        Executive Vice President, Finance and             April 2, 2001
------------------------------       Administration (Principal Financial and
John K. Stubblefield, Jr.            Accounting Officer)

/s/ John W. Anderson                 Director                                          April 2, 2001
------------------------------
John W. Anderson

/s/ Colin G. Campbell                Director                                          April 2, 2001
------------------------------
Colin G. Campbell

/s/ Judith B. Craven                 Director                                          April 2, 2001
------------------------------
Judith B. Craven

/s/ Frank A. Godchaux, III           Director                                          April 2, 2001
------------------------------
Frank A. Godchaux III

                                     Director                                          April __, 2001
------------------------------
Jonathan Golden

/s/ Thomas E. Lankford               Director                                          April 2, 2001
------------------------------
Thomas E. Lankford

                                       7

/s/ Richard G. Merrill               Director                                          April 2, 2001
------------------------------
Richard G. Merrill

/s/ Frank H. Richardson              Director                                          April 3, 2001
------------------------------
Frank H. Richardson

/s/ Richard J. Schnieders            Director                                          April 2, 2001
------------------------------
Richard J. Schnieders

/s/ Phyllis S. Sewell                Director                                          April 2, 2001
------------------------------
Phyllis S. Sewell

                                     Director                                          April __, 2001
------------------------------
John F. Woodhouse


                                  EXHIBIT INDEX


Exhibit No.       Exhibit
-----------       -------
4(a)              Restated Certificate of Incorporation (Incorporated
                  by reference  to Exhibit  3(a) to the  Registrant's
                  Annual Report on Form 10-K for the fiscal year ended June 28, 1997).

4(b) Certificate of Amendment of Certificate of Incorporation increasing authorized shares (Incorporated by reference to Exhibit 3(d) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended January 1, 2000).

4(c) Amended and Restated Bylaws of SYSCO Corporation as amended May 12, 1999 (Incorporated by reference to Exhibit 3(b) to the Registrant's Annual Report on Form 10-K for the fiscal year ended July 3, 1999).

4(d)              Form  of  Amended   Certificate   of   Designation,
                  Preferences and Rights of Series A Junior Participating Preferred Stock (Incorporated by reference to Exhibit 3(c) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 29, 1996).

4(e) Senior Debt Indenture, dated as of June 15, 1995 between SYSCO Corporation and First Union National Bank, as Trustee (Incorporated by reference to
                  Exhibit 4(a) to the Registrant's Registration Statement on Form S-3 (No. 333-52897)).

4(f) First Supplemental Indenture, dated as of June 27, 1995, between SYSCO Corporation and First Union National Bank, Trustee, as amended (Incorporated by reference to Exhibit 4(e) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 29, 1996).

4(g) Second Supplemental Indenture, dated as of May 1, 1996, between SYSCO Corporation and First Union National Bank, Trustee, as amended (Incorporated by reference to Exhibit 4(f) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 29, 1996).

4(h) Third Supplemental Indenture, dated as of April 25, 1997, between SYSCO Corporation and First Union National Bank, Trustee (Incorporated by reference to Exhibit 4(g) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 28,
                  1997).

4(i) Fourth Supplemental Indenture, dated as of April 25, 1997, between SYSCO Corporation and First Union National Bank, Trustee (Incorporated by reference to Exhibit 4(h) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 28,
                  1997).

4(j) Fifth Supplemental Indenture, dated as of July 27, 1998, between SYSCO Corporation and First Union National Bank, Trustee (Incorporated by reference to Exhibit 4(h) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 27,
                  1998).

4(k) Sixth Amendment and Restatement of Competitive Advance and Revolving Credit Facility Agreement dated May 31, 1996 (Incorporated by reference to Exhibit 4(a) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 27, 1996).

4(l) Agreement and Seventh Amendment to Competitive Advance and Revolving Credit Facility Agreement dated as of June 27, 1997 (Incorporated by reference to Exhibit 4(a) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 28, 1997).

4(m) Agreement and Eighth Amendment to Competitive Advance and Revolving Credit Facility Agreement dated as of June 28, 1998 (Incorporated by reference to Exhibit 4(c) to the Registrant's Annual Report on Form 10-K for the fiscal year ended July 3, 1999).

4(n) Agreement and Ninth Amendment to Competitive Advance and Revolving Credit Facility Agreement dated as of December 1, 1999 (Incorporated by reference to Exhibit 4(j) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended January 1, 2000).

5* Opinion of Arnall Golden Gregory LLP regarding legality.

15*               Letter  from  Arthur  Andersen  LLP  re:  Unaudited
                  Financial Statements.

23.1* Consent of Arnall Golden Gregory LLP (Included as part of Exhibit 5 hereto).

23.2*             Consent of Arthur Andersen LLP.

24*               Power  of  Attorney  (included   as  part  of   the
                  signature page hereto).
------------------
*        Filed herewith.

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